Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-294147) of MiniMed Group, Inc. of our report dated June 29, 2026 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 29, 2026

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